SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 22, 1997


                         Commission File Number 0-12788


                          CASEY'S GENERAL STORES, INC.
             (Exact name of registrant as specified in its charter)


             IOWA                                            42-0935283
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)


                       ONE CONVENIENCE BLVD., ANKENY, IOWA
                    (Address of principal executive offices)

                                      50021
                                   (Zip Code)

                                 (515) 965-6100
              (Registrant's telephone number, including area code)

                                      NONE
                          (Former name, former address
                          if changed since last report)



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Item 5.           OTHER EVENTS.

         On October 22, 1997, the Board of Directors (the "Board") of Casey's General Stores, Inc. (the "Company"), acting on a recommendation of its Compensation Committee, approved of several changes to the employment and retirement arrangements with the Company's four executive officers (Messrs. Lamberti, Lamb, Shull and Harmon) (each an "Officer" and together, the
"Officers"). The Board's actions included the approval of a Non-Qualified Supplemental Executive Retirement Plan (the "SERP"), providing by means of a plan for the payment of retirement benefits to the Officers at substantially the same benefit levels and under substantially the same terms and conditions as such benefits were payable under the Officers' most recent employment contracts, and a Non-Qualified Supplemental Executive Retirement Plan Trust Agreement (the "Trust Agreement") with UMB Bank, n.a., intended to secure the payment obligations of the Company under the SERP following a change of control or a potential change of control of the Company.

         The SERP is an unfunded plan and a non-qualified deferred compensation plan under the Internal Revenue Code of 1986 (the "Code"). The SERP provides for the payment of annual retirement benefits to the Officers, commencing on the first day of the calendar year immediately following the calendar year in which the Officer's Retirement Date occurs (the "Benefit Date") and continuing until the Officer's death. For this purpose, the Retirement Date of an Officer is deemed to be the earlier of the first day of the month immediately following the month during which the Officer (i) voluntarily terminates his employment with the Company after attaining his Early Retirement Age (defined to mean age 59 in the case of Messrs. Lamberti and Lamb, age 58 in the case of Mr. Shull and age 55 in the case of Mr. Harmon) or (ii) attains age 65. Following the Officer's death the payments would continue to be made to his surviving spouse, if any, until the earlier of the expiration of the period ending on the twentieth (20th) anniversary of the Benefit Date or the death of the Officer's spouse.

         In the case of Messrs. Lamberti and Lamb, the amount of the annual retirement benefit payable under the SERP will be the sum of one-half of such Officer's salary for the year during which his retirement occurs. In the case of Mr. Shull, the amount of the annual retirement benefit would be one-third of his salary for the year during which he attains age 58 plus an additional amount equal to 2.4% of his salary for each additional full year of his employment by the Company thereafter until he reaches age 65. In the case of Mr. Harmon, the amount of the annual retirement benefit would be one-fourth of his salary for the year during which he attains age 55 plus an additional amount equal to 5.0% of his salary for each full additional year of his employment by the Company thereafter until he reaches age 60.

         The SERP provides that if an Officer's employment by the Company terminates


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before he reaches his Early Retirement Age, whether with or without cause, or if an Officer's employment by the Company is terminated for cause, no benefits shall be payable to the Officer under the SERP. At the present time, therefore, Messrs. Lamberti and Lamb (who currently are age 60 and age 61, respectively) each are eligible to receive retirement benefits under the SERP upon a voluntary termination of his employment. Messrs. Shull and Harmon (who currently are age 54 and age 43, respectively) will not be eligible to receive retirement benefits under the SERP unless and until they reach their respective Early Retirement Ages and thereafter voluntarily terminate their employment with the Company.

         The Trust Agreement is intended to create a grantor trust (or "rabbi trust") (the "Trust") within the meaning of Section 671 of the Code, and is not intended to qualify under Section 401(a) of the Code. Following a change of control or a potential change of control (as defined in the Trust Agreement), the Company is required by the SERP and the Trust Agreement to make a contribution to the Trust equal in amount to the maximum amount that may become payable to the Officers under the SERP (calculated under the Officer's current salaries to be $9.8 million). The maximum amount payable under the SERP is to be calculated by a firm of independent public accountants or consulting actuaries of recognized national standing as the Trustee (UMB Bank, n.a.) shall select (the "Consulting Firm"). The Company's contribution to the Trust is to be made in cash or pursuant to an irrevocable and unconditional letter of credit established by the Company for that purpose.

         The Trustee is required to perform all accounting functions related to the Trust and to invest the Trust assets. The Consulting Firm is required to establish and maintain a memorandum account for each Officer and to calculate the amount due to each Officer under the SERP and to credit the Officer's accounts with all payments made. The Trustee is directed to make payments to the Officers from the Trust assets in accordance with the instructions of the Consulting Firm. The Trust assets are at all times subject to claims of general creditors of the Company, and no payments from the Trust may be made in the event the Company is insolvent.

         At its meeting on October 22, 1997, the Board also approved of Amended and Restated Employment Agreements (together, the "Employment Agreements") with each of the Officers, continuing their employment under the same terms and conditions approved by the Board on March 2, 1992 (in the case of Messrs. Lamberti, Lamb and Shull) and July 19, 1994 (in the case of Mr. Harmon), and as amended by the Board on December 9, 1996, but modifying each Officer's agreement
(i) to eliminate those provisions providing for the payment of retirement benefits to the Officer under the agreement, (ii) to add an "alternative excise tax cap" provision limiting the payments or benefits to be received by an Officer whose employment is terminated following a change of control to an amount equal to 2.99 times the Officer's "base amount" determined in


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accordance with Section 280G of the Code and any temporary or final  regulations promulgated under that Section, (iii) to add a provision permitting the Company to defer the payment of any portion of an Officer's severance payment that would not be deductible by the Company in the taxable year in which the payment is due by virtue of the "reasonable compensation" limitations of Section 162(m) of the Code to a date sixteen months following the date of termination and (iv) to make other conforming and editorial changes.

         Attached hereto as Exhibits 10.30, 10.31, 10.21(a),  10.22(a), 10.23(a)
and 10.24(a) and incorporated herein by reference are copies of the SERP, Trust Agreement and the Employment Agreements. The foregoing description is qualified in its entirety by reference to the full text of said documents.


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             CASEY'S GENERAL STORES, INC.



Date:  November 6, 1997          By:       /s/ Douglas K. Shull
                                           ----------------------
                                           Douglas K. Shull
                                           Treasurer and Chief Financial Officer





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                                    EXHIBITS


EXHIBIT                             DESCRIPTION                          PAGE

10.30                               Non-Qualified Supplemental
                                    Executive Retirement Plan

10.31                               Non-Qualified Supplemental
                                    Executive Retirement Plan
                                    Trust Agreement with
                                    UMB Bank, n.a.

10.21(a)                            Amended and Restated
                                    Employment Agreement
                                    with Donald F. Lamberti

10.22(a)                            Amended and Restated
                                    Employment Agreement
                                    with Ronald M. Lamb

10.23(a)                            Amended and Restated
                                    Employment Agreement
                                    with Douglas K. Shull

10.24(a)                            Amended and Restated
                                    Employment Agreement
                                    with John G. Harmon